Exhibit 99
FOR IMMEDIATE RELEASE

Contact:	Investor Relations Department
(954) 883-1000
investor.relations@applicamail.com
APPLICA REACHES A DEFINITIVE AGREEMENT WITH HARBINGER CAPITAL
PARTNERS FOR HARBINGER TO ACQUIRE THE APPLICA SHARES IT DOES NOT
ALREADY OWN FOR $6 PER SHARE IN CASH
Applica Board Deems Harbinger Capital Partners All-Cash Offer Superior to
NACCO/Hamilton Beach’s Proposed Stock-for-Stock Merger
Merger Agreement with NACCO/Hamilton Beach Terminated
     Miramar, Florida (October 19, 2006) — Applica Incorporated (NYSE: APN) today announced that it has entered into a definitive agreement with affiliates of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) under which Harbinger Capital Partners will acquire all outstanding shares of Applica that it does not currently own for $6 per share in cash. Harbinger Capital Partners is Applica’s largest shareholder, with ownership of an aggregate of 9,830,800 shares or approximately 40% of the common stock of Applica.
     The signing of the definitive agreement follows the determination by Applica’s Board of Directors that the Harbinger Capital Partners offer is superior to the terms of Applica’s previous merger agreement with NACCO Industries, Inc. and HB-PS Holding Company, Inc., a wholly owned subsidiary of NACCO. Applica has terminated such merger agreement in accordance with its terms.
     Harry D. Schulman, Applica’s Chairman, President and Chief Executive Officer, said: “We are pleased to reach agreement with Harbinger Capital Partners on a transaction that allows our shareholders to realize immediate liquidity and a substantial premium for their shares. We believe that Applica will have a very bright future under Harbinger’s ownership.”

     Philip A. Falcone, Senior Managing Director for Harbinger Capital Partners, said: “Applica is an outstanding growth platform in the small appliance industry with a world-class brand portfolio, led by Black & Decker®. Through this transaction, Applica will become a well-capitalized company, positioned to pursue a wide range of important initiatives on a global basis that we believe will enable us to grow the business, introduce innovative new products, and lower costs. We look forward to completing the transaction in a timely manner, and taking an active role in further strengthening the business for the benefit of consumers, retailers and Applica’s other business partners.”
     The transaction is not subject to any financing condition. Completion of the transaction, which is expected to occur in the first quarter of 2007, is subject to approval by Applica’s shareholders and to regulatory approvals and other customary closing conditions.
     Applica’s financial advisor is Banc of America Securities LLC and its legal advisor is Greenberg Traurig, P.A. Harbinger Capital Partners’ financial advisor with respect to this transaction is Lazard Frères & Co. LLC and its legal advisor is Paul, Weiss, Rifkind, Wharton & Garrison LLP.
About Applica Incorporated:
     Applica and its subsidiaries are marketers and distributors of a broad range of branded and private-label small household appliances. Applica markets and distributes kitchen products, home products, pest control products, pet care products and personal care products. Applica markets products under licensed brand names, such as Black & Decker®; its own brand names, such as Windmere®, LitterMaid®, Belson® and Applica®; and other private-label brand names. Applica’s customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Mexico, Latin America and the Caribbean. Additional information about Applica is available at www.applicainc.com.
About Harbinger Capital Partners:
     The Harbinger Capital Partners investment team located in New York City manages in excess of $4 billion in capital through two complementary strategies. Harbinger Capital Partners Master Fund I, Ltd. is focused on restructurings, liquidations, event-driven situations, turnarounds and capital structure arbitrage, including both long and short positions in highly leveraged and financially distressed companies. Harbinger Capital Partners Special Situations Fund, L.P. is focused on distressed debt securities, special situation equities and private loans/notes in a predominantly long-only strategy.
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     The statements contained in this news release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Applica undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation:

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•	the ability to obtain governmental approvals of the merger on the proposed terms and schedule;

•	the failure to obtain approval of the merger from Applica shareholders;

•	disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	claims by NACCO Industries, Inc. and HB-PS Holding Company, Inc. related to the termination of their merger agreement with Applica;

•	changes in the sales prices, product mix or levels of consumer purchases of small household appliances;

•	bankruptcy of or loss of major retail customers or suppliers;

•	changes in costs, including transportation costs, of raw materials, key component parts or sourced products;

•	fluctuation of the Chinese currency;

•	delays in delivery or the unavailability of raw materials, key component parts or sourced products;

•	changes in suppliers;

•	exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Applica buys, operates and/or sell products;

•	product liability, regulatory actions or other litigation, warranty claims or returns of products;

•	customer acceptance of changes in costs of, or delays in the development of new products;

•	increased competition, including consolidation within the industry; and

•	other risks and uncertainties detailed from time to time in Applica’s Securities and Exchange Commission (“SEC”) filings.
     In connection with the proposed transaction, Applica intends to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT APPLICA, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement will be mailed to Applica shareholders.
     Investors and security holders will be able to obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica Incorporated’s website at www.applicainc.com.
     Applica Incorporated and its directors, executive officers and certain other members of Applica management may be deemed to be participants in the solicitation of proxies from Applica shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement to be filed with the SEC. In addition, information about Applica’s directors, executive officers and members of management is contained in Applica’s most recent proxy statement and annual report on Form 10-K, which are available on Applica’s website and at www.sec.gov.

Black & Decker® is a trademark of The Black & Decker Corporation, Towson, Maryland.

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